EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of USA InvestCo Holdings, Inc. for the quarter ending November 30, 2012, I, Charles Schoninger, President, Principal Executive Officer and Principal Financial Officer of USA InvestCo Holdings, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending November 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report of Form 10-Q for the quarter ending November 30, 2012, fairly represents in all material respects, the financial condition and results of operations of Scoop Media, Inc.

Date: January 18, 2013

USA INVESTCO HOLDINGS, INC.

/s/ Charles Schoninger
Charles Schoninger, President, Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)